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                                                                  EXHIBIT 99.(j)


KPMG LLP


          4200 Wells Fargo Center
          90 South Seventh Street
          Minneapolis, MN 55402


            Consent of Independent Registered Public Accounting Firm



The Board of Directors
Advantus Series Fund, Inc.:


We consent to the use of our report dated February 23, 2005 incorporated by reference herein and the references to our Firm under the headings "Financial Highlights" and "Service Providers -- Independent Registered Public Accounting Firm" in Part A and "Independent Registered Public Accounting Firm" and "Financial Statements" in Part B of the Registration Statement.



                                             KPMG LLP




Minneapolis, Minnesota
April 22, 2005